Exhibit 99.1

Marathon Unveils New Investor Presentation with Updated Financial and Operational Metrics

Investor Presentation Accessible on the Company’s Investor Relations Website

Las Vegas, NV. – November 18, 2020 – Marathon Patent Group, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), one of the largest publicly traded Bitcoin self-mining company in North America, has unveiled a new investor presentation, which contains updated financial information as of November 5, 2020. The presentation can be accessed on the Company’s website here.

The presentation’s highlights, which are based on Bitcoin’s seven day average price as of November 17th of approximately $16,000 and the network’s difficulty rating in mid-November, include, but are not limited to the following:

●	Strong balance sheet with $24.6 million in cash and no debt
●	Overview of exclusive partnerships with Beowulf and Bitmain that provide low energy costs and consistent access to the industry’s leading miners
●	Insights into the Company’s growth strategy and estimated financial performance once all 23,560 miners are deployed in Q2 2021, including:
	○	Potential to produce 15 to 20 Bitcoins per day at an average production cost of $3,863 per Bitcoin;
	○	Potential to generate $8.8 million in revenue per month and $6.7 million in gross profit per month;
	○	Producing 2.6 EH/S, which will account for approximately 2.0% of the global Bitcoin hashrate.

“Due to the substantial progress we’ve made in the past few months scaling the business and improving our financial position, we thought it was appropriate to disclose more pertinent operational and financial metrics subsequent to publishing our third quarter 2020 results,” said Chief Executive Officer Merrick Okamoto. “We believe our new investor presentation will serve as an excellent educational resource for our current and prospective investors as it fairly represents where our business is today and where we anticipate heading in the coming quarters.”

About Marathon Patent Group

Marathon is a digital asset technology company that mines cryptocurrencies, with a focus on the blockchain ecosystem and the generation of digital assets. For more information, visit www.marathonpg.com.

Disclaimer

This press release is not intended to be and should not be considered as forward-looking statements by the Company. It is impossible to forecast what the price of bitcoin or the hash rate difficulty will be on any specific date, including during July 2021, when all of the Company’s miners are expected to be deployed. This press release is for illustrative purposes only to provide the reader with an estimate of the Company’s potential gross revenue, mining power and hosting costs, which might be attained if all miners were deployed as of a specific date and with certain parameters used, as set forth below. The source of this estimate is the Bitcoin Profit Calculator provided to the Company by ViaBTC, the mining pool that is currently used by the Company. A link to this calculator can be found at https://www.viabtc.com/?lang=en_US. The parameters used were: total hash rate of 128, bitcoin price of $16,000, power costs of $0.028/Kwh and a hosting fee of $0.006/Kwh.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Lastly, with the current worldwide situation caused by COVID-19, there can be no assurances as to when we may see any long term sustained recovery in the bitcoin market, and if so, whether any recovery might be significant.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Marathon Patent Group Company Contact:

Jason Assad

Telephone: 678-570-6791

Email: Jason@marathonpg.com

Marathon Patent Group Investor Contact:

Gateway Investor Relations

Matt Glover and Charlie Schumacher

Telephone: 949-574-3860

Email: MARA@gatewayir.com